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                                                          EXHIBIT 5.1

               [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP]


(212) 836-8000

February 20, 1998

U.S. Home Corporation
1800 West Loop South
Houston, Texas  77027-3212

Ladies and Gentlemen:

                  We have acted as counsel to U.S. Home Corporation, a Delaware corporation (the "Company"), in connection with the Company's
Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof. The Registration Statement relates to the registration under the Act of debt securities, which may be issued as senior, senior subordinated or subordinated debt (the "Debt Securities") of the Company. The Debt Securities are to be issued pursuant to one or more indentures (the "Indentures"), each to be entered into between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The Debt Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Act.

                  In connection herewith, we have examined the Registration Statement, the proposed forms of Indentures filed or incorporated by reference as exhibits to the Registration Statement, together with such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
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                  Based upon the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company, or a duly authorized committee thereof in accordance with the provisions of the Amended and Restated By-Laws of the Company, has taken all necessary action to fix and approve the rank and terms of the Debt Securities, including the form or forms of note to evidence the Debt Securities, in a manner that does not violate any applicable law, governmental or court-imposed order or restriction or agreement or instrument then binding on the Company, or otherwise impair the legal and binding nature of the obligations represented by the Debt Securities, (iii) the proposed Indentures pursuant to which the Debt Securities are to be issued shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by duly authorized officers of the Company and the Trustee in the forms filed as exhibits to the Registration Statement, with items shown in such exhibits as subject to completion completed in a manner satisfactory to us, and (iv) the Debt Securities are executed and authenticated in accordance with the terms of the Indenture and delivered to the purchasers thereof upon payment of the consideration therefor fixed by the Board of Directors of the Company, or a duly authorized committee thereof in accordance with the provisions of the Amended and Restated By-Laws of the Company, the Debt Securities have been duly authorized and will constitute the valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights
generally  and  general  principles  of  equity (regardless  whether   such
principles are considered in a proceeding in equity or an action at law).

                  The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. The Debt Securities may be issued from time to time on a delayed or continuous basis and the foregoing opinion is limited to the laws, including the Rules and Regulations of the Commission, as in effect on the date hereof.

                  The foregoing opinions are subject to the qualification that the enforceability of certain rights, remedies and waivers provided in the Indentures and the notes representing the Debt Securities (collectively, the "Documents") may be unavailable or limited by certain laws and judicial decisions. In respect of such qualification, however, we are of the opinion that such laws and judicial decisions do not, subject to the other exceptions and limitations contained in this letter, make the remedies generally afforded by the Documents inadequate to permit enforcement of the indebtedness arising thereunder. We note that the provisions of any Document that permit any person thereunder to take action or make determinations, or to benefit from indemnities and similar undertakings of the Company, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by such person which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith


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                  We  consent  to the  filing  of  this  opinion  with  the
Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. Our opinion is rendered solely for your information in connection with the foregoing, and may not be relied upon by any other person or for any other purpose without our prior written consent. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

                            Very truly yours,

                            /s/ Kaye, Scholer, Fierman, Hays & Handler, LLP